AgroFresh Solutions Reports Results for Second Quarter and First Half of 2022

•Second quarter 2022 net sales were $25.8 million, an increase of 17.5% (or 23.9% on a constant currency basis) versus the prior year period; first half 2022 net sales increased 7.8% (or 12.1% on a constant currency basis) versus the prior year period.
•Diversification revenue (all other product categories excluding SmartFreshTM for apples) grew 12.0% for the trailing twelve month period ended June 30, 2022 versus the twelve months ended June 30, 2021, and represented 44.1% of consolidated revenues during this period.
•Net loss of $18.4 million for the second quarter of 2022, as compared to net loss of $17.3 million for the second quarter of 2021. First half 2022 net loss of $21.5 million versus a net loss of $9.1 million in the prior year period.
•Adjusted EBITDA1 of $2.4 million for the second quarter of 2022, compared to $1.0 million in the prior year period. First half 2022 Adjusted EBITDA increased 15.2% to $17.4 million compared to the prior year Adjusted EBITDA of $15.1 million.
•Reiterates expectation for growth in 2022 full year net sales and Adjusted EBITDA compared to 2021, driven by continued growth in diversification revenue.

PHILADELPHIA, August 9, 2022 — AgroFresh Solutions, Inc. ("AgroFresh" or the "Company") (Nasdaq: AGFS), a global AgTech innovator providing a range of solutions, digital technologies and services to enhance the quality and extend the shelf life of fresh produce, today announced its financial results for the second quarter ended June 30, 2022.

Clint Lewis, Chief Executive Officer, commented, “I am proud of our team for their execution this quarter, which marks a strong finish to our Southern Hemisphere growing season. Our diversification strategy continues to drive results — diversification revenue increased 21.0% in the year-to-date period encompassing our Southern Hemisphere season, supported by double-digit growth in each of our diversification product solution categories."

Mr. Lewis added, “The advantages of diversification are clear. Beyond driving incremental revenue growth, diversification also serves as a risk mitigation hedge as it makes us less susceptible to adverse impacts in any one market, product, crop or customer. Coupled with an asset-light business model and smart resource allocation to enable growth, we have a platform that is more durable, defensible, and sustainable than ever. This is demonstrated in our ability to generate strong growth in revenue and Adjusted EBITDA through the first half of 2022, despite a host of geopolitical, macroeconomic and environmental challenges. At the same time, the post harvest industry for fresh fruit and produce continues to be supported by broad macro tailwinds that require innovation to ensure a consistent global supply of high quality fresh produce and the increasing importance of addressing food waste. As the global leader in our industry AgroFresh continues to be well positioned to successfully help our customers to both meet the opportunities and to address the challenges. With the successful close to our Southern Hemisphere season, we focus our attention to continuing to drive growth through the Northern Hemisphere season and the second half of the year.”

1Adjusted EBITDA is a non-GAAP financial measure. Please see the information under “Non-GAAP Financial Measures” below for a description of Adjusted EBITDA and the table at the end of this press release for a reconciliation of this Non-GAAP financial measure to GAAP results.

Financial Highlights for the Second Quarter of 2022
Net sales for the second quarter of 2022 increased 17.5% to $25.8 million, compared to $21.9 million in the second quarter of 2021. Excluding foreign currency translation impacts, which reduced revenue by $1.4 million as compared to the second quarter of 2021, revenue increased 23.9%, primarily driven by leveraging a portfolio of diverse solutions. Each of the Company's diversification categories generated growth in the second quarter, led by Antimicrobials and Coatings expansion in EMEA. The Other 1-MCP category was driven by SmartFresh expansion in South Africa, Chile, and Australia and strong demand for Ethylbloc in North America amid the recovering flower industry. SmartFresh for Apple experienced growth in Latin America despite unfavorable weather events and benefited from harvest timing differences.
Gross profit for the second quarter of 2022 was $16.5 million, compared to $14.8 million in the prior year period. Gross profit margin was 63.9% as compared to 67.6% in the prior year period. The lower gross margin primarily reflects the Company’s strategic transition to a more diversified product portfolio and higher material costs associated with inflationary pressures, partially offset by price increases.
Research and development costs were $2.9 million in the second quarter of 2022, compared to $3.5 million in the prior year period, due primarily to the timing of projects.
Selling, general and administrative expenses were $14.3 million in the second quarter of 2022, as compared to $13.6 million in the prior year period, with the increase driven primarily by commercial investment and reorganization initiatives.
Second quarter 2022 net loss was $18.4 million, compared to net loss of $17.3 million in the prior year period.
Adjusted EBITDA1 was $2.4 million in the second quarter of 2022, an increase of $1.4 million, as compared to $1.0 million in the prior year period. The increase in Adjusted EBITDA was primarily due to higher sales.
As of June 30, 2022, cash and cash equivalents were $51.5 million.

Financial Highlights for the First Half of 2022
Financial results for the first half of 2022 largely reflect the completion and performance of the business for the Southern Hemisphere season. Net sales for the first half of 2022 increased 7.8% to $65.6 million, compared to $60.9 million in the first half of 2021. Excluding foreign currency translation impacts, which reduced revenue by $2.6 million as compared to the first half of 2021, revenue increased 12.1%, primarily driven by leveraging a portfolio of diverse solutions. Each of the Company's diversification categories generated growth in the first half, led by Antimicrobials and Coatings market penetration and expansion in EMEA. SmartFresh Diversification, Ethylbloc and Harvista all contributed to growth in the Other 1-MCP category. This was partially offset by SmartFresh for Apple declines in certain countries in Latin America due to unfavorable weather events.
Gross profit for the first half of 2022 increased to $44.4 million, as compared to $43.5 million in the prior year period. Gross profit margin was 67.7% as compared to 71.4% in the prior year period. The lower gross margin primarily reflects the Company’s strategic transition to a more diversified product portfolio and higher material costs associated with inflationary pressures, partially offset by price increases.
Research and development costs were $5.9 million in the first half of 2022, compared to $6.8 million in the prior year period, due primarily to the timing of projects.
Selling, general and administrative expenses decreased 3.5% to $26.2 million in the first half of 2022, as compared to $27.2 million in the prior year period, driven primarily by the timing of expenses.
First half 2022 net loss was $21.5 million, compared to net loss of $9.1 million in the prior year period. During the first half of 2021, the Company recorded $14.4 million of other income which related primarily to the receipt of proceeds from the settlement of a litigation matter.
Adjusted EBITDA1 was $17.4 million in the first half of 2022, an increase of 15.2%, as compared to $15.1 million in the prior year period. The increase in Adjusted EBITDA was primarily due to higher sales and lower operating expenses compared to the prior year period. Adjusted EBITDA margin was 37.7% for the trailing twelve month period ended June 30, 2022.

Conference Call
The Company will host a conference call and webcast today at 4:30 p.m. ET where members of the executive management team will discuss these results with additional comments and details. The conference call and supplemental earnings presentation will be available live over the internet through the “Events & Presentations” page of the Investor Relations section of the Company’s website at www.agrofresh.com. To participate on the live call, listeners in the United States may dial 877-407-4018 and international listeners may dial 201-689-8471.
A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 7:30 p.m. ET, August 9, 2022 through August 23, 2022. Listeners in the United States may dial 844-512-2921 and international listeners may dial 412-317-6671. The passcode is 13731022.
Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA and net sales on a constant currency basis. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company's management to evaluate the Company's performance, including for incentive bonuses and bank covenant reporting. Management believes that these measures enhance a reader's understanding of the operating and financial performance of the Company and facilitate a better comparison between fiscal periods. EBITDA excludes income taxes, interest expense and depreciation and amortization, whereas Adjusted EBITDA further excludes items that are non-cash, infrequent, or non-recurring, such as share-based compensation, severance, litigation and M&A related costs, to provide further meaningful information to evaluate the Company’s performance.
The Company does not intend for the non-GAAP financial measures contained in this release to be a substitute for any GAAP financial information. Readers of this press release should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. Reconciliations of the non-GAAP financial measures EBITDA and Adjusted EBITDA, as well as constant currency net sales, to their most comparable GAAP measures are provided in the table at the end of this press release.
About AgroFresh
AgroFresh (Nasdaq: AGFS) is an AgTech innovator and global leader with a mission to reduce food loss/waste and conserve the planet’s resources by providing a range of science-based solutions, data-driven digital technologies and high-touch customer services. AgroFresh supports growers, packers and retailers with solutions across the food supply chain to enhance the quality and extend the shelf life of fresh produce. The AgroFresh organization has 40 years of post-harvest experience across a broad range of crops, including revolutionizing the apple industry with the SmartFresh™ Quality System for more than 20 years. This is powered by a comprehensive portfolio that includes plant-based coatings, equipment and proprietary solutions that help improve the freshness supply chain from harvest to the home. Visit agrofresh.com to learn more.
™Trademark of AgroFresh Inc.
Forward-Looking Statements
In addition to historical information, this release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning the Company's possible or assumed future results of operations, including all statements regarding financial guidance, anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management's control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the ability of the business to grow and manage growth profitably; risks associated with the Company's substantial level of indebtedness; risks associated with acquisitions and investments; changes in applicable laws or regulations; conditions in the global economy, including the effects of the coronavirus outbreak and inflationary impacts; and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company's filings with the SEC, which are available at the SEC's website at www.sec.gov.

Contact:
For AgroFresh Solutions, Inc.:
ICR Inc.

Jeff Sonnek - Investor Relations
Jeff.Sonnek@icrinc.com
646-277-1263

AgroFresh Solutions, Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2022	December 31, 2021

ASSETS
Current Assets:
Cash and cash equivalents	$51,546	$61,930
Accounts receivable, net of allowance for doubtful accounts of $1,540 and $2,143, respectively	38,697	53,538
Inventories	26,944	19,780
Other current assets	22,918	19,878
Total Current Assets	140,105	155,126
Property and equipment, net	11,385	11,986
Intangible assets, net	525,186	546,652
Deferred income tax assets	8,185	7,392
Other assets	12,020	11,406
TOTAL ASSETS	$696,881	$732,562

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$16,745	$16,969
Current portion of long-term debt	3,278	3,362
Income taxes payable	2,147	2,382
Accrued expenses and other current liabilities	23,054	26,994
Total Current Liabilities	45,224	49,707
Long-term debt	253,516	254,194
Other noncurrent liabilities	7,553	6,256
Deferred income tax liabilities	31,079	34,833
Total Liabilities	337,372	344,990

Commitments and contingencies (see Note 21)
Temporary Equity:
Series B convertible preferred stock, par value $0.0001; 150 shares authorized and designated and 145 shares outstanding at June 30, 2022 and December 31, 2021, respectively	155,066	149,386
Redeemable non-controlling interest	7,353	7,787
Stockholders’ Equity:
Common stock, par value $0.0001; 400,000 shares authorized, 53,354 and 53,080 shares issued and 52,693 and 52,418 outstanding at June 30, 2022 and December 31, 2021, respectively	5	5
Preferred stock, par value $0.0001; 0.001 share authorized and outstanding at June 30, 2022 and December 31, 2021	—	—
Treasury stock, par value $0.0001; 661 shares at June 30, 2022 and December 31, 2021	(3,885)	(3,885)
Additional paid-in capital	518,322	529,303
Accumulated deficit	(269,763)	(248,660)
Accumulated other comprehensive loss	(47,589)	(46,364)
Total Stockholders' Equity	197,090	230,399
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$696,881	$732,562

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AgroFresh Solutions, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$25,752	$21,924	$65,641	$60,916
Cost of sales (excluding amortization of intangibles, shown separately below)	9,292	7,104	21,215	17,418
Gross profit	16,460	14,820	44,426	43,498
Research and development expenses	2,884	3,496	5,935	6,794
Selling, general, and administrative expenses	14,334	13,620	26,226	27,171
Amortization of intangibles	10,708	10,499	21,426	21,262
Operating loss	(11,466)	(12,795)	(9,161)	(11,729)
Other income (expense)	9	(46)	514	14,352
(Loss) gain on foreign currency exchange	(4,878)	921	(6,074)	1,354
Interest expense, net	(5,092)	(5,216)	(10,039)	(11,106)
Loss before income taxes	(21,427)	(17,136)	(24,760)	(7,129)
Income taxes (benefit) expense	(3,058)	144	(3,222)	1,967
Net loss including non-controlling interest	(18,369)	(17,280)	(21,538)	(9,096)
Less: Net loss attributable to non-controlling interest	(353)	(20)	(435)	(259)
Net loss attributable to AgroFresh Solutions, Inc.	(18,016)	(17,260)	(21,103)	(8,837)
Less: Dividends on convertible preferred stock	6,533	6,327	12,969	12,332
Net loss attributable to AgroFresh Solutions, Inc. common stockholders	($24,549)	($23,587)	($34,072)	($21,169)

Loss per share of common shares:
Basic	($0.47)	($0.46)	$(0.66)	$(0.41)
Diluted	($0.47)	($0.46)	$(0.66)	$(0.41)

Weighted average shares of common stock outstanding:
Basic	52,089	51,348	51,913	51,191
Diluted	52,089	51,348	51,913	51,191

Non-GAAP Measures

The following tables set forth the non-GAAP financial measures of EBITDA, Adjusted EBITDA and constant currency net sales. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s performance (including for incentive bonuses and bank covenant reporting), are more indicative of future operating performance of the Company, and facilitate a better comparison among fiscal periods. These non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.
The following is a reconciliation between the non-GAAP financial measures of EBITDA and Adjusted EBITDA to their most directly comparable GAAP financial measure, net loss including non-controlling interest:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
GAAP net loss including non-controlling interest	($18,369)	($17,280)	($21,538)	($9,096)
Depreciation and amortization	11,448	11,178	22,892	22,600
Interest expense (1)	5,092	5,216	10,039	11,106
Income taxes (benefit) expense	(3,058)	144	(3,222)	1,967
Non-GAAP EBITDA	($4,887)	($742)	$8,171	$26,577
Adjustments:
Share-based compensation	1,327	280	2,315	1,171
Severance related costs (2)	771	1,587	844	1,587
Other non-recurring costs (3)	324	754	510	1,520
Loss (gain) on foreign currency exchange (4)	4,878	(921)	6,074	(1,354)
Other income (5)	—	—	(515)	—
Litigation settlement	—	—	—	(14,392)
Total Adjustments	7,300	1,700	9,228	(11,468)
Non-GAAP Adjusted EBITDA	$2,413	$958	$17,399	$15,109

(1)    Interest on debt and accretion for debt discounts.
(2)    Severance costs related to continued focus on cost control initiatives and restructuring.
(3)    Costs related to certain professional and other infrequent or non-recurring fees, including those associated with litigation and M&A related fees.
(4)    Net gains and losses resulting from transactions denominated in a currency other than the Company's functional currency.
(5)    Non-recurring data compensation income.

The following is a reconciliation between net sales on a non-GAAP constant currency basis to GAAP net sales:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
GAAP net sales	$25,752	$21,924	$65,641	$60,916
Impact from changes in foreign currency exchange rates	1,417	—	2,648	—
Non-GAAP constant currency net sales (1)	$27,169	$21,924	$68,289	$60,916

(1)     The Company provides net sales on a constant currency basis to enhance investors’ understanding of underlying business trends and operating performance, by removing the impact of foreign currency exchange rate fluctuations. The impact from foreign currency, calculated on a constant currency basis, is determined by applying prior period average exchange rates to current year results.